UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 30, 2018, the Board of Directors adopted a resolution to amend our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-250. Section 78.2055 of the Nevada Revised Statutes and Section 8(C) of our Articles of Incorporation grant the Board of Directors the authority to effect a reverse split of our issued and outstanding shares of common stock without shareholder approval.

The reverse split will take effect upon the filing of a Certificate of Amendment with the Nevada Secretary of State. We will seek approval from FINRA in connection with the reverse split and coordinate the filing of the Certificate of Amendment as deemed necessary.

As of May 21, 2018, we had 747,306,550 shares of common stock issued and outstanding. The immediate effect of the reverse split will be to reduce the number of issued and outstanding shares of our common stock from 747,306,550 to approximately 2,989,230 (based on a 1-for-250 ratio and not accounting for rounding up of fractional shares). The par value of our common stock will remain $0.00001 per share and the number of shares of common stock authorized to be issued will remain at 1,000,000,000 shares. The reverse split will not reduce or affect our authorized or outstanding shares of preferred stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2018, we held a Special Meeting of Shareholders in Salt Lake City, Utah. Common stockholders as of April 25, 2018 (the “Record Date”) were entitled to one vote per share. Shareholders owning Series A Convertible Preferred Stock (“Preferred Stock”) as of the Record Date were entitled to one hundred (100) votes per share. As of the Record Date, there were 747,306,550 shares of common stock issued and outstanding and 2,000,000 shares of Preferred Stock issued and outstanding.

The Special Meeting was called to vote on the following agenda item, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 4, 2018:

1.	An amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-250.

In order to have a quorum for the transaction of business at a special meeting of shareholders, holders of a majority of the issued and outstanding shares of our voting securities must be present in person or by legal proxy. In order for there to be a vote on any matter, there must be a quorum.

At the Special Meeting of Shareholders, there were shareholders of both common stock and Preferred Stock representing 363,879,872 votes present at the meeting, either in person or by proxy, which represented approximately 38.4% of the 947,306,550 total outstanding votes of the Company. Therefore, a quorum was not present and no vote with respect to the reverse stock split was held. As permitted by our bylaws, the meeting was adjourned indefinitely by the chairman of the meeting, William A. Hartman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: June 4, 2018	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	Chief Executive Officer

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